UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2010

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement Amendment

On May 3, 2010, YRC Worldwide (the “Company”) and certain of its subsidiaries entered into Amendment No. 17 to the Credit Agreement (the “Credit Agreement Amendment”), which amends the Credit Agreement, dated as of August 17, 2007 (as amended prior to the date hereof, the “Credit Agreement”), among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as agent, and the other lenders that are parties thereto. The Credit Agreement continues to provide the Company with a $950.0 million senior revolving credit facility, including sublimits available for borrowings under certain foreign currencies and for letters of credit, and a senior term loan in an aggregate outstanding principal amount of approximately $111.5 million.

Equity Issuances

The Credit Agreement Amendment permits the Company to receive up to $100 million of net cash proceeds from the issuance of equity interests during the period commencing on May 3, 2010 and ending on the earlier of December 31, 2010 and the date on which the Company receives $100 million of net cash proceeds from such equity issuances, without having to use such net cash proceeds to make a mandatory prepayment under the Credit Agreement. The Credit Agreement Amendment requires that the net cash proceeds from such equity issuances are deposited into a new deposit account of the Company (the “New Account”). The Company will be able to use the funds in the New Account for general corporate purposes. While any funds are in the New Account, they will not count toward the calculation of Liquidity (as defined in the Credit Agreement), the calculation of Unrestricted Cash (as defined in the Credit Agreement) or the calculation of Excess Cash Flow (as defined in the Credit Agreement) in each case for purposes of the mandatory prepayment requirements. The funds in the New Account will count as Available Cash (as defined in the Credit Agreement). The Company will not be able to request loans under the Credit Agreement until the balance in the New Account is zero. Other than the net cash proceeds from the issuance of such equity interest, no funds may be deposited into the New Account, and once funds have been withdrawn they may not be re-deposited.

Voluntary Prepayments of Certain Obligations

The Credit Agreement Amendment modifies the restriction on voluntary prepayments of any amounts owing under Contribution Deferral Agreement or indebtedness, including a prohibition on the Company using the up to $100 million of net cash proceeds from the equity issuance described above to make such voluntary prepayments.

Financial Covenants

The Credit Agreement Amendment amends the Company’s minimum Available Cash covenant to require that the Company maintain at least $25 million of Available Cash through December 31, 2010 and at least $50 million of Available Cash from and after January 1, 2011.

The Credit Agreement Amendment resets the minimum Consolidated EBITDA (as defined in the Credit Agreement) covenant in respect of the periods ending June 30, 2010, September 30, 2010 and December 31, 2010 as follows:

Period	Minimum Consolidated EBITDA
For the fiscal quarter ending on June 30, 2010	$5,000,000
For the two consecutive fiscal quarters ending September 30, 2010	$50,000,000
For the three consecutive fiscal quarters ending December 31, 2010	$100,000,000

The Credit Agreement Amendment amends the definition of Consolidated EBITDA to increase the cap on restructuring professional fees added back to Consolidated EBITDA to:

•	$11 million, for the fiscal quarter ending June 30, 2010;

•	$18 million, for the two fiscal quarter period ending September 30, 2010;

•	$23.5 million, for the three fiscal quarter period ending December 31, 2010;

•	$23.5 million, for the four fiscal quarter period ending March 31, 2011; and

•	$12.5 million, for the four fiscal quarter period ending June 30, 2011.

The description of the Credit Agreement Amendment is qualified in its entirety by the text of the Credit Agreement Amendment which is attached hereto as Exhibit 10.1 and incorporated by reference.

Asset-Backed Securitization Amendment

On May 3, 2010, the Company, as Performance Guarantor, and the parties to the Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, the “ABS Facility”), among Yellow Roadway Receivables Funding Corporation, as Seller; Falcon Asset Securitization Company LLC, Three Pillars Funding LLC and Amsterdam Funding Corporation, as Conduits; the financial institutions party thereto, as Committed Purchasers; Wells Fargo Bank, N.A. (successor to Wachovia Bank, National Association), as Wells Fargo Agent and LC Issuer, SunTrust Robinson Humphrey, Inc., as Three Pillars Agent; The Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.), as Amsterdam Agent; and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent, entered into Amendment No. 17 to the ABS Facility (the “ABS Amendment”). The ABS Amendment implements minimum consolidated EBITDA and minimum available cash requirements that are consistent with the amendments to the Credit Agreement described above.

The description of the ABS Amendment is qualified in its entirety by the text of the ABS Amendment which is attached hereto as Exhibit 10.2 and incorporated by reference.

Contribution Deferral Agreement Amendment

On May 3, 2010, YRC Inc., USF Holland Inc., USF Reddaway Inc. and New Penn Motor Express, Inc., all subsidiaries of the Company (the “Primary Obligors”) and certain other subsidiaries of the Company, as guarantors, entered into Amendment 4 to Contribution Deferral Agreement (the “Contribution Deferral Agreement Amendment”), with the Central States, Southeast and Southwest Areas Pension Fund, certain other pension funds party thereto and Wilmington Trust Company, as agent. The Contribution Deferral Agreement Amendment amends the Contribution Deferral Agreement dated as of June 17, 2009 (as amended, supplemented or otherwise modified, the “Contribution Deferral Agreement”). Under the Contribution Deferral Agreement Amendment, the calculation of Liquidity (as defined in the Contribution Deferral Agreement) for the Liquidity cash sweep thereunder was amended to conform it to the test in the Credit Agreement (after giving effect to the Credit Agreement Amendment described above), except that the Liquidity test under the Contribution Deferral Agreement subtracts any commitment reduction or prepayment under the Credit Agreement.

The description of the Contribution Deferral Agreement Amendment is qualified in its entirety by the text of the Contribution Deferral Agreement Amendment which is attached hereto as Exhibit 10.3 and incorporated by reference.

At Market Issuance Sales Agreement

On May 3, 2010, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Wm Smith & Co and McNicoll, Lewis & Vlak LLC (the “Sales Agents”), under which the Company may sell up to the amount available for offer and sale under the currently effective Registration Statement on Form S-3 (Registration No. 333-159355) (the “Registration Statement”) of the Company’s common stock from time to time through the Sales Agents. The Sales Agents may sell the common stock by any method permitted by law deemed to be an ‘at the market’ offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the common stock or to or though a market maker. The Sales Agents may also sell the common stock in privately negotiated transactions, subject to the Company's prior approval. The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be an aggregate of 3.0% of the gross proceeds of the sales price of common stock sold with respect to the first $25.0 million of gross proceeds and an aggregate of 2.0% of the gross proceeds with respect to gross proceeds in excess of that amount.

The Sales Agreement will terminate on the earliest of (1) the sale of all of the common stock subject to the Sales Agreement, or (2) termination of the Sales Agreement by the Company or the Sales Agents. Either Sales Agent may terminate the Sales Agreement as to itself at any time in certain circumstances, including the occurrence of a material adverse change that, in such Sales Agent’s judgment, may impair its ability to sell the common stock, or a suspension or limitation of trading of the Company’s common stock on NASDAQ. The Company may terminate the Sales Agreement at any time upon five days prior notice while either Sales Agent may terminate the Sales Agreement at to itself at any time upon five days prior notice. The Sales Agreement contains customary representations, warranties and covenants.

This description of the Sales Agreement is qualified in its entirety by the text of the Sales Agreement which is attached hereto as Exhibit 1.1 and incorporated by reference.

Item 8.01	Other Events.

On June 10, 2009, the Securities and Exchange Commission (the “Commission”) declared effective the Company's Registration Statement. That Registration Statement permits the issuance, from time to time, by the Company of shares of the Company’s common stock, preferred stock and warrants up to an aggregate initial offering price not to exceed $200,000,000. A prospectus supplement dated May 4, 2010 to be filed with the Commission contemplates the sale of up to $103,000,000 in gross proceeds of shares of the Company’s common stock from time to time in at-the-market offerings pursuant to the Sales Agreement described in Item 1.01 above.

Sales pursuant to the Sales Agreement will be made only upon instructions by the Company to the Sales Agents, and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing the Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Sales Agreement, which opinion is attached hereto as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	At Market Issuance Sales Agreement, dated as of May 3, 2010, among the Company, Wm Smith & Co. and McNicoll, Lewis & Vlak LLC.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Amendment No. 17, dated as of May 3, 2010, to Credit Agreement.

10.2	Amendment No. 17, dated as of dated May 3, 2010, to ABS Facility.

10.3	Amendment 4, dated as of May 3, 2010, to Contribution Deferral Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: May 4, 2010	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated as of May 3, 2010, among the Company, Wm Smith & Co. and McNicoll, Lewis & Vlak LLC.

5.1	Opinion of Kirkland & Ellis LLP.

10.1	Amendment No. 17, dated as of May 3, 2010, to Credit Agreement.

10.2	Amendment No. 17, dated as of dated May 3, 2010, to ABS Facility.

10.3	Amendment 4, dated as of May 3, 2010, to Contribution Deferral Agreement.